EXHIBIT 21


            SUBSIDIARIES <FN1> OF FIRST COMMERCE CORPORATION


            -     First National Bank of Commerce

                  -     First Commerce Investment Services, Inc.

                  -     Baronne Street Properties, Inc.

            -     City National Bank of Baton Rouge

            -     Rapides Bank & Trust Company in Alexandria

            -     The First National Bank of Lafayette

            -     The First National Bank of Lake Charles

            -     First Commerce Service Corporation
                     (formerly MSDI Company)

            -     New Orleans Bancshares, Inc.

            -     First Commerce Community Development Corporation

_____________________

         <FN1> Incorporated or organized in Louisiana.